KAUFMAN & CANOLES
A Professional Corporation
Attorneys and Counselors at Law

                                                       One Commercial Place
                                                       P.O. Box 3037
                             Writer's Direct Dial      Norfolk, VA 23514
                             757 / 624-3000            757 / 624-3000
                                                       fax: 757 / 624-3169
                                                       @kaufcan.com

                                                                      EXHIBIT 5
May 12, 1999



James River Bankshares, Inc.
1514 Holland Road
Suffolk, VA 23434

      Registration Statement on Form S-4
      Registration No. 333-_______

Gentlemen:

      We have acted as counsel for James River Bankshares, Inc., a Virginia corporation (the "Company"), in connection with the preparation of the subject registration statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), to register up to 843,978 shares of common stock, par value $5.00 per share, of the Company (the "Common Stock"), to be issued as described in the Registration Statement. In this connection, we have reviewed
(a) the Registration Statement; (b) the Company's Articles of Incorporation and Bylaws; and (c) certain records of the Company's corporate proceedings as reflected in its minute and stock books. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

      In our opinion, the 843,978 shares of Common Stock to be issued by the Company as described in the Registration Statement, when and to the extent issued in accordance with the terms of the proxy statement/prospectus contained in the Registration Statement, will be legally issued, fully paid and non-assessable.

      We hereby consent to use of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Kaufman & Canoles

                                    Kaufman & Canoles,
                                    a Professional Corporation





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